EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

                           Lake & Associates CPA's LLC

                          Certified Public Accountants


The Board of Directors

THEWEBDIGEST CORP.

Gentlemen:


This letter will authorize you to include the Audit of your company dated February 6, 2009 for the years ended December 31, 2008 and 2007 in the Registration Statement Form S-1 to be filed with the Securities and Exchange Commission.


Yours Truly,


/s/ Lake & Associates CPA's LLC

Lake & Associates CPA's LLC

20283 State Road 7 Suite #300

Boca Raton FL 33498

July 7, 2009